SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

September 23, 2011 (September 21, 2011)

DYNEGY INC.

DYNEGY HOLDINGS, LLC

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-33443 000-29311	20-5653152 94-3248415

1000 Louisiana, Suite 5800, Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 21, 2011, an ad-hoc group of bondholders (the “Plaintiffs”) of Dynegy Holdings, LLC (“DH”) filed a complaint in the Supreme Court of the State of New York, County of New York, captioned Avenue Investments, L.P. et al v. Dynegy Inc., Dynegy Holdings, LLC, Dynegy Gas Investments, LLC, Clint C. Freeland, Kevin T. Howell and Robert C. Flexon (Index No. 652599/11). Plaintiffs challenge the recent transfer of Dynegy Coal Holdco, LLC by Dynegy Gas Investments, LLC (“DGI”) to Dynegy Inc. (“Dynegy”), alleging that the challenged transfer constituted a fraudulent conveyance under New York law or, in the alternative, an unlawful dividend from a subsidiary to its parent. Plaintiffs assert claims of (i) intentional fraudulent conveyance and constructive fraudulent conveyance against Dynegy, DH, and DGI, (ii) unlawful distribution under section 18-607(a) of the Delaware Limited Liability Act against Dynegy and the individual director defendants, (iii) unlawful dividend under sections 160, 173 and 174 of the Delaware Chancery Code against Dynegy and the individual director defendants, (iv) alter ego or corporate veil piercing against DH and DGI, and (v) breach of fiduciary duties against the individual director defendants. Plaintiffs seek a judgment setting aside and annulling the challenged transfer and related transactions or awarding damages. Dynegy, DH, DGI and the individual director defendants believe that Plaintiffs’ allegations are without merit and intend to vigorously defend the lawsuit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.
(Registrant)

Dated: September 23, 2011	By:	/s/ KENT R. STEPHENSON
	Name:	Kent R. Stephenson
	Title:	Executive Vice President and General Counsel

DYNEGY HOLDINGS, LLC
(Registrant)

Dated: September 23, 2011	By:	/s/ KENT R. STEPHENSON
	Name:	Kent R. Stephenson
	Title:	Executive Vice President and General Counsel